UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 9, 2020

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Change in Control Policy

On December 9, 2020, the board of directors (the “Board”) of Oncor Electric Delivery Company LLC (“Oncor”) approved an Executive Change in Control Policy (the “CIC Policy”) effective as of December 1, 2020, for Oncor’s senior leadership team, which consists of its executive officers.

The CIC Policy provides for the payment of transition benefits to eligible executives if the executive is terminated without cause or resigns for good reason within 24 months following a change in control, including a one-time lump sum cash severance payment in an amount equal to the greater of (i) a multiple (3 times for Oncor’s chief executive officer, executive vice presidents, chief financial officer and general counsel and 2 times for each other executive) of the sum of the executive’s (a) annualized base salary and (b) annual target incentive award for the year of termination or resignation, or (ii) the amount determined under Oncor’s severance plan for non-executive employees. The CIC Policy further provides that any such executive would also receive an additional cash severance payment in an amount equal to a pro rata portion of the executive’s target annual incentive award for the year of termination, as well as continued coverage under Oncor’s health care benefit plans for certain specified periods at employee or COBRA rates, outplacement services, and tax gross-up payments.

The CIC Policy defines a change in control as any one or more of the following events: (i) the acquisition of direct or indirect ownership of the equity of Oncor or Sempra Energy (“Sempra”) that, together with the equity held by such person or group, constitutes more than 50% of the total fair market value, total direct or indirect voting power, or the direct or indirect beneficial ownership of Oncor or Sempra, other than any acquisition of Oncor equity by a wholly-owned subsidiary of Sempra, (ii) the acquisition, during any 12-month period, by any person or group of direct or indirect equity of Oncor or Sempra that constitutes 30% or more of the total fair market value, the total direct or indirect voting power, or the direct or indirect beneficial ownership of Oncor or Sempra, other than any acquisition of Oncor equity by a wholly-owned subsidiary of Sempra; (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of Oncor’s assets, other than to a wholly-owned subsidiary of Sempra; (iv) the consummation of a transaction for which the Public Utility Commission of Texas approved a transfer or change of control (operational or otherwise) of Oncor; or (v) a material change to the terms of the Approved Ring Fence (as defined in the Third Amended and Restated Limited Liability Agreement of Oncor, dated as of March 9, 2018). Sempra is the indirect owner of 80.25% of Oncor’s outstanding equity interests.

Cause is defined in the CIC Policy as however such term may be defined in any employment agreement or change-in-control agreement in effect between the executive and Oncor or any surviving entity in any change in control transaction or any affiliate thereof which employs the executive at the time of and/or following the change in control (the “Surviving Entity”) at the time of termination of employment. If no such agreement exists, cause is defined as (i) the executive engaging in conduct in carrying out his or her employment duties to the Surviving Entity that constitutes (a) a breach of fiduciary duty to the Surviving Entity or its equity holders, (b) gross neglect, or (c) gross misconduct resulting in material and objectively determinable damage to the business of the Surviving Entity, or (ii) the indictment of the executive for, or the executive’s plea of nolo contendere to, a felony or misdemeanor involving moral turpitude. In addition, the CIC Policy provides that a termination shall not constitute a termination for cause unless the executive has received written notice specifying the alleged misconduct constituting cause, the executive has been given an opportunity to be heard by the board of directors of the Surviving Entity, as applicable, and following such hearing, the applicable board of directors determines in good faith and by at least a two-thirds vote that the termination for cause is appropriate under the circumstances.

The CIC Policy defines good reason to mean any of the following events or actions taken without the express, voluntary consent of the executive: (i) a material reduction in the executive’s base salary or incentive compensation opportunity, other than a broad-based reduction of base salaries or incentive compensation of all similarly situated executives of the Surviving Entity, unless such broad-based reduction only applies to former executives of Oncor; (ii) a material reduction in the aggregate type, level or value of benefits for which the executive is eligible, immediately prior to the change in control, other than a broad-based reduction applicable to all similarly situated executives of the Surviving Entity, unless such reduction only applies to former executives of Oncor; (iii) a material reduction in the executive’s authority, duties or responsibilities, including an adverse change in (a) the executive’s title, reporting level, reporting line or structure, scope of responsibilities, or management authority, or (b) the scope or size of the business, entity, or budget for which the executive had responsibility, in each case as in effect immediately prior to the effective time of the change in control; (iv) the executive’s primary work location is relocated, resulting in an increase in the executive’s work commute in excess of thirty-five miles more than the executive’s work commute immediately prior to the change in control; (v) a material breach by the Surviving Entity of the terms of any employment agreement with the executive; (vi) the failure of Oncor to obtain an agreement by the Surviving Entity, if such entity is not Oncor, to fully assume and perform the provisions of the CIC Policy; or (vii) the executive is asked or required to resign in connection with a change in control and does so resign. In order to constitute a resignation with good reason, however, the executive must provide written notice to the Surviving Entity describing the event or condition constituting good reason within a period of not more than 90 days from the initial occurrence of such event or circumstance, and if the applicable event or circumstance is capable of being cured, the Surviving Entity fails or refuses to fully remedy such event or circumstance within a 30-day cure period following the receipt of such notice.

The foregoing description of the CIC Policy is qualified in its entirety by reference to the complete terms of the CIC Policy, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Oncor Salary Deferral Program

On December 9, 2020, the Board approved an amended and restated Oncor Salary Deferral Program (the “Amended Salary Deferral Program”) effective as of December 1, 2020. The Amended Salary Deferral Program amends and restates Oncor’s salary deferral program that was originally effective as of January 1, 2010 (the “Original Salary Deferral Program”). Employees who meet a specified salary threshold level or other criteria established by the program administrator are eligible to participate in the program, including executive officers. The Amended Salary Deferral Program deletes certain references no longer applicable following Sempra’s March 2018 acquisition of a majority of Oncor’s outstanding equity interests, including all references relating to a change in control and membership interests in Oncor Management Investment LLC.

The Amended Salary Deferral Program also revises the definition of cause. Under the Amended Salary Deferral Program, cause is defined as however such term may be defined in any employment agreement or change-in-control agreement in effect between the participant and Oncor or, if no such agreement exists, as (i) the participant engaging in conduct in carrying out his or her employment duties to Oncor that constitutes (a) a breach of fiduciary duty to Oncor or its equity holders, (b) gross neglect, or (c) gross misconduct resulting in material and objectively determinable damage to the business of Oncor, or (ii) the indictment of the participant for, or the participant’s plea of nolo contendere to, a felony or misdemeanor involving moral turpitude. In addition, the Amended Salary Deferral Program provides that a termination shall not constitute a termination for cause unless the participant has received written notice specifying the alleged misconduct constituting cause, the participant has been given an opportunity to be heard by, if the participant is an executive, the Board, and, if the participant is not an executive, Oncor’s senior leadership team, and following such hearing, the Board or senior leadership team, as applicable, determines in good faith and by at least a two-thirds vote that the termination for cause is appropriate under the circumstances.

Other than as described herein, the material terms of the Amended Salary Deferral Program remain the same as those contained in the Original Salary Deferral Program. The foregoing description of the amendment is qualified in its entirety by reference to the complete terms of the Amended Salary Deferral Program, which is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

Long-Term Incentive Plan

On December 9, 2020, the Board approved an amended and restated Oncor Long-Term Incentive Plan (the “Amended Long-Term Incentive Plan”) effective as of December 1, 2020. The Amended Long-Term Incentive Plan amends and restates Oncor’s long-term incentive plan that was originally effective as of January 1, 2013 (the “Original Long-Term Incentive Plan”). Participants in the plan include Oncor’s executive officers as well as certain other key employees.

The Original Long-Term Incentive Plan addressed the payment of outstanding and unpaid long-term incentive awards in the event of a participant’s termination of employment without cause or for good reason within two years following a change in control. The Amended Long-Term Incentive Plan revises the definitions of change in control and good reason, which revised definitions are the same as the definitions given to such terms in the CIC Policy described above.

Under the Amended Long-Term Incentive Plan, cause is defined as however such term may be defined in any employment agreement or change-in-control agreement in effect between the participant and Oncor or any Surviving Entity (if such entity is not Oncor) at the time of termination of employment. If no such agreement exists, cause is defined as (i) the participant engaging in conduct in carrying out his or her employment duties to the Surviving Entity that constitutes (a) a breach of fiduciary duty to the Surviving Entity or its equity holders, (b) gross neglect, or (c) gross misconduct resulting in material and objectively determinable damage to the business of the Surviving Entity, or (ii) the indictment of the participant for, or the participant’s plea of nolo contendere to, a felony or misdemeanor involving moral turpitude. In addition, the Amended Long-Term Incentive Plan provides that a termination shall not constitute a termination for cause unless the participant has received written notice specifying the alleged misconduct constituting cause, the participant has been given an opportunity to be heard by, if the participant is an executive, the Board, and, if the participant is not an executive, Oncor’s senior leadership team, and following such hearing, the Board or senior leadership team, as applicable, determines in good faith and by at least a two-thirds vote that the termination for cause is appropriate under the circumstances.

Other than as described herein, the material terms of the Amended Long-Term Incentive Plan remain the same as those contained in the Original Long-Term Incentive Plan. The foregoing description of the Amended Long-Term Incentive Plan is qualified in its entirety by reference to the complete terms of the Amended Long-Term Incentive Plan, which is filed as Exhibit 10.3 to this Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Oncor Electric Delivery Company LLC Executive Change in Control Policy

10.2	Oncor Electric Delivery Company LLC Amended and Restated Salary Deferral Program

10.3	Oncor Electric Delivery Company LLC Amended and Restated Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: December 15, 2020